Exhibit 99.02

PAPERNUTS CORPORATION

(FORMERLY 2239794 ONTARIO INC.)

Interim Financial Statements

September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

PAPERNUTS CORPORATION (FORMERLY 2239794 ONTARIO INC.)

TABLE OF CONTENTS

SEPTEMBER 30, 2014 AND 2013

Interim Balance Sheets as of September 30, 2014 and December 31, 2013                                                           Page 3

Interim Statements of Operations and Comprehensive Loss for the periods

ended September 30, 2014 and 2013                                                                                                                               Page 4

Interim Statement of Stockholders’ Deficit for the periods from

January 1, to September 30, 2014 and 2013                                                                                                                   Page 5

Interim Statements of Cash Flows for the periods ended

September 30, 2014 and 2013                                                                                                                                           Page 6

Notes to the Interim Financial Statements                                                                                                                Pages 7-13

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Interim Balance Sheets

(Expressed in Canadian dollars)

(Unaudited)

	September 30	December 31
Notes	2014	2013
Assets

Current assets
Cash	$272,860	$-
Accounts receivable (net of allowance of $nil (December 31, 2013 - $nil))	10,055	10,489
Inventory 3	9,657	7,724
Prepaid expenses and other receivables	22,153	5,668
Total current assets	314,725	23,881
Non-current assets

Equipment 4
	18,411	5,440
Intangible assets 5
	78,405	-
Total non-current assets
	96,816	5,440
Total assets
	$411,541	$29,321

Liabilities
Current liabilities Bank overdraft	$-	$201
Accounts payable and accrued liabilities 6 Other taxes payable 6	161,418 8,342	81,215 19,460
Current portion of deferred revenue 8	11,000	11,000
Loans payable to related parties 7	113,715	107,012
Total current liabilities	294,475	218,888
Non-current liabilities
Non-current payables 6	-	43,965
Deferred revenue 8	28,417	36,667
Total non-current liabilities	28,417	80,632
Total liabilities	322,892	299,520

Stockholders' Equity (Deficiency)
Common stock (authorized – unlimited, issued 1,216,665 and 1,000,000 respectively) 9	830,995	306,000
Deficit	(742,346)	(576,199)
Total stockholders’ equity (deficiency)	88,649	(270,199)
Total liabilities and stockholders’ equity (deficiency)	$411,541	$29,321
Going concern 1 Subsequent event 12

Approved by the Board

“Scott McCrae”                                                                           “Jerry Moes”

_____________________________                                 ___________________________

Director                                                                                      Director

The accompanying notes are an integral part of these interim financial statements

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Interim Statements of Operations and Comprehensive Loss

For the nine month periods ended September 30

(Expressed in Canadian dollars)

(Unaudited)

	2014	2013
Revenue	$48,962	$39,096
Cost of sales	15,764	23,681
Gross profit	33,198	15,414

Expenses
Advertising and promotion	9,709	1,762
Interest 7	7,856	2,708
Office and general	21,003	22,451
Rent	12,187	12,344
Salaries and fees	46,939	65,590
Travel	6,137	13,716
Depreciation and amortization 4	3,879	7,854
Research and development	2,000	21,100
Professional fees	70,503	35,921
Total operating expenses
	180,213	183,446

	(147,015)	(168,031)
Gain on sale of equipment
	-	7,081
Impairment of assets	(20,997)	-
Forgiveness of shareholder loans	-	1,645
Gain (loss) on foreign exchange
	1,865	(4,223)
Net loss and comprehensive loss for the period
	$(166,147)	$(163,528)

Net loss per share - Basic and diluted
	$(0.16)	$(0.16)

Weighted average number of shares outstanding - Basic and diluted
	1,052,076	1,000,000

The accompanying notes are an integral part of these interim financial statements

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Interim Statements of Stockholders’ Equity (Deficiency)

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

	Common Stock Shares Amount		Deficit	Total
		$	$	$
Balance January 1, 2013	1,000,000	273,500	(272,036)	1,464
Net (loss) for the period	-	-	(163,528)	(163,528)
Balance September 30, 2013	1,000,000	273,500	(435,564)	(162,064)

Balance January 1, 2014	1,000,000	306,000	(576,199)	(270,199)
Shares issued	216,665	524,995	-	524,995
Net (loss) for the period	-	-	(166,147)	(166,147)
Balance September 30, 2014	1,216,665	830,995	(742,346)	88,649

The accompanying notes are an integral part of these interim financial statements

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Interim Statements of Cash Flows

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

	2014	2013
Operating activities

Net (loss) for the period	$(166,147)	$(163,528)
Depreciation and amortization	3,879	7,854
Impairment of assets	20,997	-
Non-cash consulting services provided	6,044	-
(Gain) on sale of equipment	-	(7,081)
Changes in accounts receivable	434	(3,286)
Change in inventory	(1,933)	(1,289)
Changes in prepaid expenses and other receivables	(16,485)	6,152
Changes in accounts payable and accrued liabilities	25,120	173,306
Changes in deferred revenue	(8,250)	50,417
Net cash flows from operating activities	(136,341)	62,544

Investing activities
Purchase of intangible assets	(80,415)	(96,783)
Purchase of equipment	(35,837)	(5,678)
Proceeds on disposal of equipment	-	9,997
Net cash flows used in investing activities	(116,252)	(92,464)

Financing activity
Proceeds from issuance of common shares	499,995	-
Related party loans and advances	25,659	20,960
Net cash flows generated by financing activity	525,654	20,960

Increase (decrease) in cash	273,061	(8,960)
(Bank overdraft) cash, beginning of period	(201)	11,454
Cash, end of period	$272,860	$2,494

Non-cash transactions
Shares issued for services	$25,000	$-

The accompanying notes are an integral part of these interim financial statements

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

1.         Nature of Business and Going Concern

2239794 Ontario Inc. (“the Company” or “Papernuts”) was incorporated in Ontario, Canada on April 8, 2010.  On January 19, 2015 the Company changed its name to Papernuts Corporation. The Company’s primary focus is the sale of paper and equipment. The Company’s registered office is as follows: 380 Vansickle Road, Unit 600, St. Catharines, Ontario, Canada, L2S 0B5.

At September 30, 2014, the Company had not yet achieved profitable operations, had an accumulated deficit of $742,346  and expects to incur further losses in the development of its business, all of which casts significant doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional funding to further develop operations and a sales and marketing program so as to grow revenue and attain profitability. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

The Company’s current plans to raise additional funding include seeking out partner corporations located in the United States through which funds may be raised by way of a U.S. public listing. In March 2014 the Company signed a Letter of Intent (“LOI”) with Griffis Capital Inc.  Terms of the LOI included the completion of a business combination of the Company with an OTC Bulletin Board listed corporation (“Listedco”), with the coincidental completion of a best efforts based $1,250,000 financing by Listedco. The LOI expired in September, 2014.

2.         Significant Accounting Policies

Basis of Presentation and Interim Reporting

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The interim financial statements of the Company as of September 30, 2014 and for the nine months ended September 30, 2014 and 2013 are unaudited.  However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company’s financial position as at September 30, 2014 and the results of its operations and its cash flows for the nine months ended September 30, 2014 and 2013.  These results are not necessarily indicative of results expected for the year ended December 31, 2014.  The accompanying interim financial statements and notes thereto do not necessarily reflect all disclosures required under accounting principles generally accepted in the United States.  Refer to the Company’s audited annual financial statements for the year ended December 31, 2013 for additional information including significant accounting policies.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Significant estimates include the useful life of its equipment and the valuation of equipment and intangible assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents. At September 30, 2014 and December 31, 2013, respectively, the Company had $272,860 of cash and $201 of bank overdraft respectively.

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

2.         Significant Accounting Policies – continued

Revenue Recognition and Deferred Revenue

Revenue from product sales is recognized when the customer takes title and assumes the risks and rewards of ownership. Revenue is recorded at the time of shipment for terms designated f.o.b. (free on board) shipping point. For sales transactions designated f.o.b. destination, revenue is recorded when the product is delivered to the customer’s delivery site, when title and risk of loss are transferred.

Revenue from the sale of licences and distribution agreements is recognized over the related term of the agreement.  Proceeds received prior to the Company meeting its revenue recognition criteria is recorded as deferred revenue and shown as either a current or non-current liability depending on the expected timing of recognition.

Shipping and Handling Costs

Shipping and handling costs, such as freight to our customers’ destinations, are included in distribution expenses in the statement of operations. When shipping and handling costs are included in the sales price charged for our products, they are recognized in net sales.

Inventories

Inventories are valued at the lower of cost or market using the average cost method. Inventory is periodically reviewed for use and obsolescence, and adjusted as necessary. Inventory consists of raw material and finished goods.

Equipment

Equipment is stated at cost, less accumulated depreciation. Expenditures for betterments are capitalized, whereas normal repairs and maintenance are expensed as incurred. The straight-line method is used to depreciate equipment over its estimated useful life, ranging from 3-5 years.

Impairment of Long-lived Assets

The Company periodically evaluates the carrying value of long-lived assets in accordance with GAAP, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposal.

Loss per Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity instruments. There are no such common stock equivalents outstanding as of September 30, 2014 and 2013.

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

2.         Significant Accounting Policies – continued

Income Taxes

Income taxes are computed in accordance with the provisions of ASC Topic 740, which requires, among other things, a liability approach to calculating deferred income taxes. The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company is required to make certain estimates and judgments about the application of tax law, the expected resolution of uncertain tax positions and other matters. In the event that uncertain tax positions are resolved for amounts different than the Company’s estimates, or the related statutes of limitations expire without the assessment of additional income taxes, the Company will be required to adjust the amounts of related assets and liabilities in the period in which such events occur. Such adjustment may have a material impact on the Company’s income tax provision and results of operations.

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for cash (bank overdraft), accounts receivable, accounts payable and accrued liabilities and loans payable to related parties qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest. For the loans payable to related parties, the Company believes the carrying value of the loans approximates fair value as the interest rates are market rates.  The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities;

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements; and

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to the standard and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

There were no assets or liabilities measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013.

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

2.         Significant Accounting Policies – continued

Foreign Currency Translation

These financial statements are expressed in Canadian dollars, the functional currency of the Company.

Monetary assets and liabilities denominated in currencies other than Canadian dollars are translated into Canadian dollars at the rate of exchange in effect at the end of the reporting period.  Revenues and expenses are translated at the transaction exchange rate.  Foreign currency gains and losses resulting from translation are reflected in net income (loss) of the period.

Accounting Principles Recently Adopted

In July 2013, the FASB issued ASU 2013-11, “Income Taxes (Topic 740) Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (“ASU 2013-11”). This guidance states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this ASU had no material impact on the Company’s financial statements.

In May 2014, FASB issued ASU 2014-09 with the intent of significantly enhancing comparability of revenue recognition practices across entities and industries. The new standard provides a single principles-based, five-step model to be applied to all contracts with customers and introduces new, increased disclosure requirements.  The new standard is effective for annual and interim periods beginning on or after December 15, 2016 and may be applied on either a full or modified retrospective basis.  The Company is currently assessing the impact of the new standard to the Company’s financial statements.

In August 2014, FASB issued ASU 2014-15 providing guidance on how to account for and disclose going concern risks.  The new standard is effective for annual and interim periods beginning on or after December 15, 2016.  The Company is currently assessing the impact of the new standard to the Company’s financial statements.

3.         Inventory

	September 30, 2014	December 31, 2013

Raw materials	$8,014	$7,724
Finished goods	1,643	-
Total inventory	$9,657	$7,724

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

4.         Equipment

		Accumulated	Net Book
September 30, 2014	Cost	Depreciation And Impairment	Value
Furniture	$3,832	$(1,944)	$1,888
Machinery	65,089	(48,566)	16,523
	$68,921	$(50,510)	$18,411

		Accumulated	Net Book
December 31, 2013	Cost	Depreciation and Impairment	Value
Furniture	$2,990	$(1,495)	$1,495
Machinery	30,095	(26,150)	3,945
	$33,085	$(27,645)	$5,440

Depreciation expense during the nine months ended September 30, 2014 was $1,869 (2013: $7,854).  The Company recorded an impairment charges of $20,997 during the period ended September 30, 2014 (2013: $Nil).

5.         Intangible Assets

In June 2014, the Company acquired the rights to the Papernuts trademark for $80,415 ($75,000 USD).  Terms of the agreement are as follows:

•         Upon signing the agreement and paying $20,000 USD (paid in July 2014), the Company received the temporary right to use the Papernuts name and trademark, provided the Company comply with certain insurance and other requirements as stipulated by the vendor.

•         Upon payment of an additional $55,000 USD, required to be paid by September 15, 2014 (and paid on that date), the Company received permanent use and ownership of the Papernuts name, web domain and any trademarks, patents and rights to sell Papernuts products in the US and Canada.

•         The Company is required to pay a royalty of 2% of sales of Papernuts products, to a maximum of $100,000 USD.

•         As part of this agreement, should the Company and the vendor not be able to negotiate a distribution contract in the future, the Company will be required to acquire certain of the vendor’s inventory valued at approximately $35,000 USD.

The Company recorded amortization of $2,010 relating to this asset during the period ended September 30, 2014 leaving an asset balance of $78,405 as at September 30, 2014.

6.         Accounts payable and accrued liabilities

             Accounts payable and accrued liabilities consisted of the following as at September 30, 2014 and December 31, 2013.

	September 30,	December 31,
	2014	2013

Accounts payable	$66,520	$24,576
Accrued liabilities	94,898	100,604
Other taxes payable	8,342	19,460
Total accounts payable and accrued liabilities	$169,760	$144,640

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

7.         Related Party Transactions and Balances

	September 30,	December 31,
	2014	2013

8% Demand loans	$113,715	$88,056
Due to related party	-	18,956
Loans payable to related parties	$113,715	$107,012

On August 1, 2012, the Company received loans of $32,500 from shareholders. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2012 general fiscal obligations. In April, 2014 a shareholder made additional advances of $7,500 to the Company. As at September 30, 2014 there is principal and interest of $45,933  ($36,190 as at December 31, 2013) outstanding in relation to those loans.

On March 28, 2013 the Company received loans of $18,629 from a shareholder. The loans were unsecured, and were due and payable on demand as they were contracted to meet the Company’s 2013 general fiscal obligations. The shareholder made further advances of $32,098 on December 31, 2013 and $12,310 from January 1, 2014 to April 1, 2014. As at September 30, 2014, there is principal and interest of $67,781 ($51,866 as at December 31, 2013) outstanding in relation to those loans.

During the year ended December 31, 2013 a related party earned commissions of $18,956 and earned additional commissions of $6,044 in 2014. These commissions were satisfied through the issuance of 50,000 common shares on April 2, 2014.

In June, 2014 the Company received an advance of $25,000 from a shareholder. This amount was non-interest bearing and was repaid in July, 2014.

During the nine months ended September 30, 2014 and 2013 the shareholders charged interest of $5,849 and $2,708 respectively on these demand loans.  No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

8.         Deferred Revenue

In April 2013, the Company entered into an exclusive distribution agreement providing the rights to commercialize and distribute the Company’s patented PaperNuts converter machines in the Ottawa and Hull-Gatineau regions of Canada.

Of the $55,000 up-front licensing fee received, $8,250  has  been recognized as revenue during the nine months ended September 30, 2014 (2013 - $4,583) and $39,417  has  been recorded as deferred revenue as at September 30, 2014 (December 31, 2013 - $47,667). The balance of deferred revenue will be amortized into contract revenue over the period of the Company’s remaining obligations under the agreement of approximately 5 years.

9.         Share Capital

The Company has an unlimited number of common shares authorized with no par value.

On April 14, 2014, the Company issued 50,000 common shares at a price of $0.50 per share for commissions of $25,000 earned in 2013 and 2014 (see note 7). From July through September, 2014 the Company issued 166,665 common shares at a price of $3.00 per share.

Papernuts Corporation (formerly 2239794 Ontario Inc.)

Notes to Interim Financial Statements

For the nine month periods ended September 30, 2014 and 2013

(Expressed in Canadian dollars)

(Unaudited)

10.       Income Taxes

The estimated taxable income for the nine months ended September 30, 2014 is $Nil (2013 - $Nil). Based on the level of historical taxable income it cannot be reasonably estimated at this time if it is more likely than not the Company will realize the benefits from future income tax assets or the amounts owing from future income tax liabilities. Consequently, the future recovery or loss arising from differences in tax values and accounting values has been reduced by an equivalent estimated taxable temporary difference valuation allowance.

The estimated taxable temporary difference valuation allowance will be adjusted in the period in which it is determined that it is more likely than not that some portion or all of the future tax assets or future tax liabilities will be realized.

For further information on the Company's actual losses for tax purposes, refer to the December 31, 2013 audited financial statements. The benefit of these losses and the estimated loss for the period ended have not been recognized in these interim financial statements.

11.      Concentration of Credit Risk

The Company performs on-going credit evaluations of its customers’ financial condition and generally does not require collateral from its customers.  One of its customers accounted for 62% and 70%, respectively, of the Company's revenue during the nine month periods ended September 30, 2014 and 2013 and this same customer accounted for 76% of its accounts receivable as of September 30, 2014 and 83% of its accounts receivable as of December 31, 2013.

12.      Subsequent Event

In October, 2014 the Company issued 3,500 Common shares at a price of $3.00 per share for gross proceeds of $10,500.